Exhibit 21

CONSOL Energy Inc.

PART I CORPORATE DIRECTORY

As of January 31, 2006

(In alphabetical order reflecting correct capitalization)

Buchanan Generation, LLC

Cardinal States Gathering Company

Cargo Dockers Ltd.

Central Ohio Coal Company

CNX Funding Corporation

CNX Gas Company LLC

CNX Gas Corporation

CNX Land Resources Inc.

CNX Marine Terminals Inc. (formerly Consolidation Coal Sales Company)

Coalfield Pipeline Company

Conrhein Coal Company

CONSOL Docks Inc.

CONSOL Energy Canada Ltd.

CONSOL Energy Inc.

CONSOL Energy Sales Company (formerly CONSOL Sales Company)

CONSOL Financial Inc.

CONSOL Godefroid Europe S.A.

Consolidation Coal Company

CONSOL of Canada Inc.

CONSOL of Kentucky Inc.

CONSOL of West Virginia LLC

Consol Pennsylvania Coal Company

Eighty-Four Mining Company

Fairmont Supply Company

FutureGen Industrial Alliance, Inc.

Helvetia Coal Company

Island Creek Coal Company

J.A.R. Barge Lines, LLC

Keystone Coal Mining Corporation

Knox Energy, LLC.

Laurel Run Mining Company

Leatherwood, Inc.

McElroy Coal Company

Mon River Towing, Inc.

Mon-View, LLC

MTB Inc.

Reserve Coal Properties Company

Rochester & Pittsburgh Coal Company

Southern Ohio Coal Company

Southern West Virginia Energy, LLC

Southern West Virginia Resources, LLC

Supply Chain Management LLC

Terra Firma Company

Twin Rivers Towing Company

Windsor Coal Company

Wolfpen Knob Development Company